                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported)              June 6, 2000


                           MAGNA ENTERTAINMENT CORP.
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            (Exact Name of Registrant as Specified in its Charter)


                      Delaware, United States of America
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                (State or Other Jurisdiction of Incorporation)


          0-28003                                     98-0208374
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(Commission File Number)                (I.R.S. Employer Identification No.)


                285 West Huntington Drive, Arcadia, California        91007
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                (Address of Principal Executive Offices)           (Zip Code)


                                (626) 574-7223
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             (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if changed Since Last Report)


ITEM 5.  OTHER EVENTS

On June 6, 2000, the Registrant distributed its First Quarter Report - 2000 for the period ended March 31, 2000 to its registered shareholders. The information contained in the Registrant's First Quarter Report was included in the Report on Form 10-Q filed by the Registrant with the Securities and Exchange Commission on May 15, 2000.

The printed copy of the First Quarter Report to shareholders is filed as Exhibit 1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 1 Copy of Registrant's First Quarter Report - 2000 for the period ended March 31, 2000

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized


                                   MAGNA ENTERTAINMENT CORP.
                                         (Registrant)

Date: June 6, 2000                 by: /s/ J. Brian Colburn
                                       --------------------------------
                                       J. Brian Colburn, Secretary

                               INDEX TO EXHIBITS


EXHIBIT                      DESCRIPTION OF EXHIBIT
-------                      ----------------------

   1 Registrant's First Quarter Report - 2000 for the period ended March 31, 2000

EXHIBIT 1

To the Shareholders of Magna Entertainment Corp.
(Unaudited)
(United States Dollars in millions, except per share figures)

                                      First Quarter Ended
                                          March 31,
                                        2000      1999
  Revenue                              $80.7      $39.9
  Income Before Income Taxes           $21.2      $16.2
  Net Income                           $12.0      $ 9.3
  Fully diluted earnings per share     $0.15      $0.12


Highlights

     During 1999, Magna International Inc. ("Magna") reorganized its non-automotive assets to create Magna Entertainment Corp., the largest pari-mutuel gaming company in North America with approximately twenty-three percent (23%) of total wagering. With an initial capitalization of approximately $550 million, and approximately $40 million in scheduled, long-term debt, the Company has one of the strongest financial positions in the industry.

     During the quarter, all regulatory approvals were obtained from the U.S. and Canadian securities commissions permitting Magna to proceed with its previously announced plans to transform the Company into a public company traded on the Toronto Stock Exchange and NASDAQ. On March 10, 2000 Magna distributed approximately 20% of the Company's shares through a special stock dividend of Class A Subordinate Voting Stock or Exchangeable Shares of MEC Holdings (Canada) Inc., which are exchangeable into Class A Subordinate Voting, to Magna's shareholders. The dividend record date was February 25, 2000.

     The Company recruited a talented and experienced management team to complement its highly qualified board of directors. Annually, the Company offers virtual year round racing with approximately 330 days of live racing, although disproportionate revenues occur in the first two quarters of the year from the Company's dominant racetracks in California and Florida. The Company controls premier markets and products owning and operating three of the top ten tracks in wagering handle in the U.S.

     The Company has completed an exciting ninety (90) days of live racing through March. In April, Santa Anita Park, the leading track in total handle generated in the United States, completed its Winter race meet. Despite unusually high rainfall in February, Santa Anita increased handle, or total wagering, by four percent (4%) over 1999 for a new pari-mutuel track record of $1.04 billion.

     The agreement with the owner of Hialeah Park to conduct its Spring meet at Gulfstream Park, and the equalization of tax structures for racetracks by the 2000 Florida legislature, positions the Company's Florida operations to achieve an improvement in profitability.


Company Results

     Revenue, net of purses, for the first quarter ended March 31, 2000 was $80.7 million, income before income taxes was $21.2 million, net income was $12.0 million and fully diluted earnings per share were $0.15.

     The financial results for first quarter 2000 reflect the full quarter's operations for all of the Company's racetracks, other than Great Lakes Downs. The Company acquired Great Lakes Downs in Muskegon, Michigan during the quarter. The purchase price was satisfied by the issuance of 267,416 shares of Class A Subordinate Voting Stock of the Company. Great Lakes Downs is the newest pari-mutuel gaming venue in Michigan, having commenced its first year of operations in 1999. The financial results for the first quarter 1999 reflect only the operations of the Santa Anita Park racetrack as it was purchased in late 1998.

     Due to the concentration of live race dates during the first quarter, the Company's EBITDA is seasonal. Historically, 80% of the EBITDA generated by its racetracks occurs during the first quarter. The Company anticipates that this trend will continue for the near future.

     During the first quarter of 2000, cash generated from operations was $7.6 million. Total investment activities used a net $3.4 million, including the acquisition of Great Lakes Downs for $1.8 million and fixed asset additions of $2.4 million. Also during the period, bank indebtedness and long-term debt totaling $7.5 million was repaid.

     The Company has entered into real estate property sales agreements providing anticipated proceeds of approximately $14 million in the second and third quarters. In addition, during the quarter, the Company completed the renegotiation of its existing $10.0 million revolving operating line of credit and a new $63 million term loan with Wells Fargo Bank. The credit facility is secured by one of the Company's racetracks although the funds are available for corporate use.

Outlook

     The Company's operating focus for the balance of this year will be on implementing best practices - cost consolidation and revenue synergies - for its racing properties. The Company's financing focus will be on increasing its existing high liquidity to fund future growth and improve earnings assets. This will be accomplished through additional credit facilities, and the continued disposition or other form of monetization of its real estate portfolio. Strategically, the Company is committed to the development of a long-term plan to participate in the technological and regulatory expansion of simulcast and off-track wagering. This strategy will permit the Company to exploit its premier racing content with new products and markets on a global basis.

Jerry D. Campbell                         Frank Stronach
President & Chief Executive Officer       Chairman of the Board

MAGNA ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
[Unaudited]
[United States dollars in thousands,
 except per share figures]

                                                    Three months ended
                                                   March  31,   March 31,
                                                      2000        1999
Revenue
Racetrack
  Wagering, net of purses                            59,084      27,237
  Non-wagering                                       17,958       9,228
Real estate                                           3,700       3,442
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                                                     80,742      39,907
Costs and expenses
Racetrack
  Operating costs                                    46,509      17,653
  General and administrative                          3,318         954
Real estate
  Operating costs                                     2,971       2,976
  General and administrative                            239         228
Predevelopment and other costs                        1,271           -
Depreciation and amortization                         5,267       1,527
Interest expense                                        210         329
Interest income                                        (201)          -
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                                                     59,584      23,667

Income before income taxes                           21,158      16,240
Income tax provision                                  9,178       6,915
Net income                                           11,980       9,325
Other comprehensive loss:
  Foreign currency translation adjustment             4,850       5,045
Comprehensive income                                  7,130       4,280

Earnings per share of Class A Subordinate Voting
  Stock, Class B Stock or Exchangeable Share:
    Basic                                             $0.15       $0.12
    Fully diluted                                     $0.15       $0.12


Average number of shares of Class A Subordinate
  Voting Stock, Class B Stock and Exchangeable
  Shares[in thousands]:
    Basic                                            80,289      78,535
    Fully diluted                                    80,289      78,535

MAGNA ENTERTAINMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
[Unaudited]
[United States dollars in thousands]

                                                    Three months ended
                                                  March 31,      March 31,
                                                    2000           1999
Cash provided from (used for):

OPERATING ACTIVITIES
Net income                                         11,980          9,325
Items not involving current cash flows              4,998          1,893
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                                                   16,978         11,218

Changes in non-cash items related to operations    (9,387)         3,210

Net cash provided by Operating Activities           7,591         14,428

INVESTMENT ACTIVITIES
Acquisition of business                            (1,770)             -
Real estate property and fixed asset additions     (2,386)        (1,810)
Disposal of other assets                              700              -

Net cash used for Investing Activities             (3,456)        (1,810)

FINANCING ACTIVITIES
Increase (decrease) in bank indebtedness           (3,554)        10,675
Repayment of long-term debt                        (3,910)           (44)
Issue of Class A Subordinate Stock                  1,846              -
Increase in note payable to Magna                       -            477
Net contribution by Magna                               -        (12,120)

Net cash used for Financing Activities             (5,618)        (1,012)

Effect of exchange rate changes on cash
  and cash equivalents                                (69)            (6)

Net increase (decrease) in cash and cash
  equivalents during the period                    (1,552)        11,600
Cash and cash equivalents, beginning of period     58,412         17,503

Cash and cash equivalents, end of period           56,860         29,103

MAGNA ENTERTAINMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
[Unaudited]
[United States dollars in thousands]

                                                    March 31,  December 31,
                                                      2000        1999
ASSETS
Current assets:
   Cash and cash equivalents                         56,860       58,412
   Accounts receivable                               36,214       25,887
   Prepaid expenses and other                         5,505        3,931
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                                                     98,579       88,230

Real estate properties and fixed assets, net        567,595      564,789

Other assets, net                                   100,229      100,967

Deferred income taxes                                 6,367        6,367

                                                    772,770      760,353

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Bank indebtedness                                  3,591        7,259
   Accounts payable and other liabilities            68,239       66,151
   Income taxes payable                              11,490        7,554
   Long-term debt due within one year                15,938       19,119
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                                                     99,258      100,083

Long-term debt                                       24,349       19,506

Other long-term liabilities                             476          494

Deferred income taxes                                92,624       93,183

Shareholders' equity:
Capital stock issued and outstanding -
   Class A Subordinated Voting Stock                 61,700       11,500
   Exchangeable Shares                               97,008      110,000
   Class B Stock                                    394,093      429,455
Retained Earnings (Deficit)                           9,549       (2,431)
Accumulated comprehensive loss                       (6,287)      (1,437)
------------------------------------------------------------------------
                                                    556,063      547,087

                                                    772,770      760,353



Magna Entertainment Corp.
Board Of Directors

Frank Stronach
Chairman of the Board and Chairman of Magna International Inc

Jerry D. Campbell
President & Chief Executive Officer

The Honorable William G. Davis
Counsel, Torys

Peter M. George
Vice-Chairman & Chief Executive Officer of Hilton Group plc

Joseph W. Harper
President & General Manager of Del Mar Thoroughbred Club

J. Terrence Lanni
Chairman of the Board & Chairman of the Executive Committee of MGM Grand Inc.

The Honorable Edward C. Lumley
Vice-Chairman, BMO Nesbitt Burns Inc.

Earle I. Mack
Senior Partner & Chief Financial Officer of The Mack Company

James Nicol
Vice-Chairman and Vice-Chairman of Magna International Inc

Gino Roncelli
Chief Executive Officer of Roncelli Plastics Inc.

Andrew Stronach
Vice-President, Corporate Development

Ronald J. Volkman
Chairman of the Board and President of ATX, Inc.

John C. York II
Executive Vice-President and Senior Vice-President, Racing Operations of The Edward J. DeBartolo Corporation

SHAREHOLDER INFORMATION

Office Locations for Magna Entertainment Corp. and its Operating Groups

Magna Entertainment Corp.
285 W. Huntington Drive
Arcadia, California, USA 91007

Fontana Sports
Magna-Strasse 1
A-2522 Oberwaltersdorf, Austria
Telephone: 011-43-2253-600-0

Golden Gate Fields
1100 Eastshore Highway
Albany, California, USA 94706
Telephone: 510-559-7300

Great Lakes Downs
4800 Harvey Street
Muskegon, Michigan, USA 49444
Telephone: 231-799-2400

Gulfstream Park
901 South Federal Highway
Hallandale, Florida, USA 33009
Telephone: 800-771-8873

Remington Park
One Remington Place
Oklahoma City, Oklahoma, USA 73111
Telephone: 405-424-1000

Santa Anita Park
285 W. Huntington Drive
Arcadia, California, USA 91007
Telephone: 626-574-7223

Thistledown
21501 Emery Road
North Randall, Ohio, USA  44128
Telephone: 216-662-8600



Stock Listings

Magna Entertainment Corp.

Class A -
Nasdaq National Market (MIEC)
The Toronto Stock Exchange (MIE.A)
Exchangeable Shares -
The Toronto Stock Exchange (MEH)

Transfer Agents and Registrars

Canada - Class A and Exchangeable Securities
Montreal Trust Company of Canada
Toronto, Ontario, Canada

United States - Class A
American Securities Transfer & Trust Inc.
Denver, Colorado, USA

Report to the Shareholders for the Year Ended December 31, 1999

Copies of the Financial Statements for the Year Ended December 31, 1999 are available through the Internet on the Electronic Data Gathering Analysis and Retrieval (EDGAR) system, which can be accessed at www.sec.gov/edgarhp.htm for U.S. shareholders, and on the System for Electronic Document Analysis and Retrieval (SEDAR), which can be accessed at www.sedar.com for Canadian shareholders.